Exhibit 16.1












Securities and Exchange Commission
Washington, D.C.  20549


Gentlemen:


We were previously the independent registered accountants for Strategic Defense Alliance Corp. (formerly known as Lounsberry Holdings I, Inc.) (a development stage company) (the "Corporation") and on June 5, 2005, we reported on the financial statements of the Corporation as of and for the period ended April 30, 2005. On February 15, 2006, we were dismissed as independent accountants of the Corporation. We have read the Corporation's statements included under Item 4.01 of its Form 8-K/A (Amendment No. 1) for February 15, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with the statement that the Corporation's Board of Directors approved the dismissal of Marcum & Kliegman LLP and approved the retaining of Michael Pollack, CPA, as the Corporation's independent registered accounting firm.


s/ Marcum & Kliegman LLP

New York, New York
March 14, 2006







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